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                                                                      EXHIBIT 21

                          HLI Operating Company, Inc.
                                  SUBSIDIARIES


HLI Wheels Holding Company, Inc.                             Delaware

Hayes Lemmerz International - Sedalia, Inc.                  Delaware

Hayes Lemmerz International - Howell, Inc.                   Delaware

Hayes Lemmerz International - Huntington, Inc.               Delaware

Hayes Lemmerz International - Georgia, Inc.                  Delaware

Hayes Lemmerz International Import, Inc.                     Delaware

Hayes Lemmerz International - California, Inc.               Delaware

Hayes Lemmerz International - La Mirada, Inc.                Delaware

HLI Commercial Highway Holding Company, Inc.                 Delaware

Hayes Lemmerz International - Commercial Highway, Inc.       Delaware

Hayes Lemmerz International - Texas, Inc.                    Delaware

Hayes Lemmerz International - Mexico, Inc.                   Delaware

Hayes Lemmerz Mexico, S.A. de C.V.                           Mexico

Hayes Lemmerz International - Akron, LLC                     Delaware

Hayes Lemmerz International - Hub & Drum, LLC                Delaware

HLI Powertrain Holding Company, Inc.                         Delaware

Hayes Lemmerz International - Wabash, Inc.                   Indiana

Hayes Lemmerz International - Laredo, Inc.                   Texas

Industrias Fronterizas HLI, S.A. de C.V.                     Mexico

HLI Brakes Holding Company, Inc.                             Delaware

Hayes Lemmerz International - Homer, Inc.                    Delaware

Hayes Lemmerz International - Frenos, S.A. de C.V.           Mexico

HLI Suspension Holding Company, Inc.                         Delaware

Hayes Lemmerz International - Bristol, Inc.                  Michigan

Hayes Lemmerz International - Cadillac, Inc.                 Michigan

Hayes Lemmerz International - Montague, Inc.                 Michigan

Hayes Lemmerz International - Southfield, Inc.               Michigan

CMI - Quaker Alloy, Inc.                                     Pennsylvania

HLI Services Holding Company, Inc.                           Delaware

Hayes Lemmerz International - Technical Center, Inc.         Michigan

HLI Realty, Inc.                                             Michigan

Hayes Lemmerz International - Equipment & Engineering, Inc.  Michigan

HLI - Summerfield Realty Corp.                               Michigan

Hayes Lemmerz International - PCA, Inc.                      Michigan

Hayes Lemmerz International - Transportation, Inc.           Michigan

Motor Wheel Corporation of Canada, Ltd.                      Ontario, Canada

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EMAC R&D Corporation                                         Ontario, Canada

HL Funding I, LLC                                            Delaware

HL Funding II, Inc.                                          Delaware

Hayes Lemmerz International - Bowling Green, Inc.            Delaware

Hayes Lemmerz International - Kentucky, Inc.                 Delaware

Hayes Lemmerz International - Petersburg, Inc.               Michigan

HLI Netherlands Holdings, Inc.                               Delaware

CMI - Europe Netherlands Holdings B.V.                       Netherlands

Hayes Lemmerz Japan, Ltd                                     Japan

HLI Italian Holdings, S.r.l.                                 Italy

HLI Netherlands B.V.                                         Netherlands

HLI Luxembourg S.a.r.l.                                      Luxembourg

HLI (Europe), LLC                                            Delaware

Hayes Lemmerz Hungary Consulting Limited Liability Company   Hungary

HLI European Holdings ETVE, S.L.                             Spain

HLI Swiss Holdings, LLC                                      Delaware

Hayes Lemmerz Aluminio S. de R. L. de C.V.                   Mexico

Hayes Lemmerz Manresa, SPRL                                  Spain

Hayes Lemmerz Fabricated Holdings B.V.                       Netherlands

HL Holdings B.V.                                             Netherlands

Hayes Lemmerz Italy Holdings, S.r.l.                         Italy

Hayes Lemmerz, S.p.A.                                        Italy

Automotive Overseas Investments (Proprietary) Limited        South Africa

Hayes Lemmerz South Africa (Proprietary) Limited             South Africa

Borlem Aluminio Ltda.                                        Brazil

Hayes Lemmerz Alukola, s.r.o.                                Brazil

Hayes Lemmerz Alutechnologie, s.r.o.                         Czech Republic

Hayes Lemmerz Barcelona, S.A.                                Spain

Hayes Lemmerz Belgie, B.V.B.A.                               Belgium

Siam Lemmerz Co., Ltd.                                       Thailand

Hayes Lemmerz Holding GmbH                                   Germany

European Commercial Wheels, B.V.B.A.                         Belgium

Hayes Lemmerz Werke GmbH                                     Germany

Hayes Lemmerz Konigswinter GmbH                              Germany

Kalyani Lemmerz Limited                                      India

Hayes Lemmerz Immobilien GmbH & Co. KG Partnership           Germany

Hayes Lemmerz Autokola, a.s                                  Czech Republic

Hayes Lemmerz Siam Co., Ltd.                                 Thailand

Hayes Lemmerz-Inci Jant Sanayi, A.S                          Turkey

Hayes Lemmerz-Jantas Jant Sanayi ve Ticaret A.S.             Turkey

Borlem S.A. Empreendimentos Industriais                      Brazil

MGG Holding B.V.                                             Netherlands

MGG Tegelen Giesen B.V.                                      Netherlands

MGG Bergen B.V.                                              Netherlands

HLI - Mexicana S.A. de C.V.                                  Mexico